ASSISTANT SECRETARY'S CERTIFICATE

     The undersigned, Elba Vasquez, Assistant Secretary of Dreyfus New Leaders Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members at a meeting held on February 2, 1998, authorizing the signing by Marie E. Connolly, Richard
W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, and Elba Vasquez on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the following person be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

          President and Treasurer                      Marie E. Connolly
          Vice President and Assistant Treasurer       Richard W. Ingram
          Vice President and Assistant Treasurer       Mary A. Nelson
          Vice President and Assistant Treasurer       Joseph F. Tower, III
          Vice President and Assistant Treasurer and   Michael S. Petrucelli
          Assistant Secretary
          Vice President and Assistant Secretary       Douglas C. Conroy
          Vice President and Assistant Secretary       Christopher J. Kelley
          Vice President and Assistant Secretary       Kathleen K. Morrisey
          Vice President and Assistant Secretary       Elba Vasquez

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorney-in-fact, and each of them, shall have full power and authority to do and perform each and every act thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

               IN WITNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund on April 20, 1998.



                                        _______________________________
                                        Elba Vasquez
                                        Assistant Secretary

SEAL


Dreyfus New Leaders Fund, Inc.